                                                                     Exhibit 3.4

                        (SAIFUN SEMICONDUCTORS LTD. LOGO)

                                THE COMPANIES LAW
                           A COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                           SAIFUN SEMICONDUCTORS LTD.

                                 (the "COMPANY")

GENERAL PROVISIONS......................    2
SHARE CAPITAL...........................    3
SHARES..................................    4
TRANSFER OF SHARES......................    7
TRANSMISSION OF SHARES..................    9
BUSINESS COMBINATIONS...................    9
GENERAL MEETINGS........................   12
PROCEEDINGS AT GENERAL MEETINGS.........   13
LIMITATIONS ON VOTING...................   15
PROXIES.................................   16
BOARD OF DIRECTORS......................   17
PROCEEDINGS OF THE BOARD OF DIRECTORS...   22
GENERAL MANAGER.........................   23
MINUTES.................................   23
DIVIDENDS...............................   23
OUTSIDE AUDITORS........................   25
INTERNAL AUDITOR........................   25
BRANCH REGISTERS........................   25
RIGHTS OF SIGNATURE, STAMP AND SEAL.....   25
NOTICES.................................   26
INSURANCE AND INDEMNITY.................   27
WINDING UP..............................   28

              Saifun Semiconductors Ltd. - Articles of Association

                               GENERAL PROVISIONS

1. INTERPRETATION; AMENDMENT

     (a) Unless the subject or the context otherwise requires: words and expressions used herein which are defined in the Memorandum of Association of the Company shall have the meanings therein defined, and words and expressions defined in the Companies Law in force on the date when these Articles of Association (these "ARTICLES") or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

     (b) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

     (c) Unless otherwise provided herein, the approval of a resolution adopted in a General Meeting approved by an Ordinary Resolution (as defined below) is required to approve any amendment to these Articles.

     (d) Unless otherwise expressed, the following terms shall have the meaning ascribed to them hereunder:

          (i)   Board of Directors    the Board of Directors, duly elected, in
                                      accordance with these Articles.

          (ii)  Companies Law         the Israeli Companies Law 5759 - 1999, as
                                      may be amended from time to time, and the regulations promulgated thereunder.

          (iii) Ordinary Resolution   A resolution of the shareholders of the
                                      Company, adopted by a majority of the
                                      voting power represented at the meeting in person or by proxy and voting thereon.

          (iv)  Special Resolution    A resolution of the shareholders of the
                                      Company, adopted by a majority of at least seventy-five (75) percent of the voting power represented at the meeting in person or by proxy and voting thereon.

2. OBJECT AND PURPOSE OF THE COMPANY

     (a) The object and purpose of the Company shall be as set forth in the Company's Memorandum of Association, as the same shall be amended from time to time in accordance with applicable law.

     (b) In accordance with Section 11(a) of the Companies Law, the Company may contribute a reasonable amount to a worthy cause.

3. LIMITATION OF LIABILITY

     The limitation of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount. If the Company's share capital shall include at any time shares without a nominal value, the shareholder's liability in respect of such shares shall be limited to the payment of up to NIS 0.01

              Saifun Semiconductors Ltd. - Articles of Association

for each such share allotted to them and which remains unpaid, and only to that amount.

                                  SHARE CAPITAL

4. SHARE CAPITAL

     The share capital of the Company is Two Million New Israeli Shekels (NIS 2,000,000) divided into Two Hundred Million (200,000,000) Ordinary Shares par value NIS 0.01 each (the "ORDINARY SHARES").

5. INCREASE OF SHARE CAPITAL

     (a) The Company may, from time to time, by an Ordinary Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

     (b) Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original share capital.

6. RIGHTS OF THE ORDINARY SHARES

     (a) The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of a Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividends as may be declared by the Board of Directors in accordance with these Articles and the Companies Law, and upon liquidation or dissolution of the Company, in the assets of the Company legally available for distribution to shareholders after payment of all debts and other liabilities of the Company, in accordance with the terms of these Articles and applicable law. All Ordinary Shares rank pari passu in all respects with each other.

     (b)

          (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by an Ordinary Resolution passed by the holders of a majority of the issued shares of such class present and voting at a separate General Meeting of the holders of the shares of such class.

          (ii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article Illegible Illegible, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

7. CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

     (a) The Company may, from time to time, by an Ordinary Resolution (subject, however, to the provisions of Article Illegible Illegible hereof and to applicable law):

          (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

              Saifun Semiconductors Ltd. - Articles of Association

          (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles including by way of a bonus share distribution (subject, however, to the provisions of the Companies Law), and the Shareholders Resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares,

          (iii) cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

          (iv) reduce its share capital in any manner, and with subject to any incident authorized, and consent required, by law.

     (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

          (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

          (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article Illegible Illegible Illegible.

                                     SHARES

8. ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

     (a) Share certificates shall be issued under the seal or stamp of the Company and shall bear the signature of one Director, or of any other person or persons authorized thereto by the Board of Directors.

     (b) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Shareholders in respect of such co-ownership and the Company shall not be obligated to issue more than one certificate to all the joint holders.

     (c) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such

              Saifun Semiconductors Ltd. - Articles of Association

indemnity, as the Board of Directors may deem fit.

9. REGISTERED HOLDER

     (a) The Company shall keep a Registry of Shareholders and a Registry of Major Shareholders in accordance with Sections 127-128 of the Companies Law.

     (b) Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

10. ALLOTMENT OF SHARES

     The unissued shares from time to time shall be under the control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including, inter alia, terms relating to calls as set forth in Article Illegible hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may deem fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit.

11. PAYMENT IN INSTALLMENTS

     If by the terms of allotment of any share, the whole or any part of the price thereof shall by payable in installments shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

12. CALLS ON SHARES

     (a) The Board of Directors may, from time to time, make such calls as it may deem fit upon holders of shares in respect of any sum unpaid in respect of shares held by such holders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each such holder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

     (b) Notice of any call shall be given in writing to the holder(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such holder(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

     (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

     (d) The joint holders of a share shall be jointly and severally liable to pay all calls in

              Saifun Semiconductors Ltd. - Articles of Association

respect thereof and all interest payable thereon.

     (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

     (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13. PREPAYMENT

     With the approval of the Board of Directors, any holder of shares may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article Illegible shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

14. FORFEITURE AND SURRENDER

     (a) If any holder fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

     (b) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such holder, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen
(14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

     (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

     (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

     (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

     (f) Any holder whose shares have been forfeited or surrendered shall cease to be a holder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in

              Saifun Semiconductors Ltd. - Articles of Association

respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article Illegible above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the holder in question (but not yet due) in respect of all shares owned by such holder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

     (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article Illegible.

15. LIEN

     (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each holder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

     (b) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may deem fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen
(14) days after written notice of the intention to sell shall have been served on such holder, his executors or administrators.

     (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such holder (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the holder, his executors, administrators or assigns.

16. SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

     Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Registry of Shareholders in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Registry of Shareholders in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17. REDEEMABLE SHARES

     The Company may, subject to applicable law, issue redeemable shares and redeem the same.

              Saifun Semiconductors Ltd. - Articles of Association


                               TRANSFER OF SHARES

18. EFFECTIVENESS AND REGISTRATION

     (a) No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company or its agent, together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Registry of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors may, from time to time, prescribe a fee for the registration of a transfer.

     (b) The instrument of transfer of shares shall be in writing and shall be substantially in the following form:

     "I, _______, of ________ (the "TRANSFEROR"), for the sum of NIS ______, paid to me by _________ of __________ (the "TRANSFEREE"), hereby transfer to the Transferee ________ _______ shares of Saifun Semiconductors Ltd., _____ par value each, to be held by the said Transferee and its permitted assignees, upon all of the terms and conditions subject to which the Transferor held such shares, and the said Transferee does hereby agree to take such shares subject to the above terms and conditions".

     IN WITNESS WHEREOF the Transferor and the Transferee have executed this instrument this __ day of _______, 20__.


-------------------------------------   ----------------------------------------
              Transferor                               Transferee


-------------------------------------   ----------------------------------------
Witness to Transferor's signature       Witness to Transferee's signature

     (c) The Board of Directors may

          (i) refuse to register the transfer of share which was not fully paid up;

          (ii) not recognize a transfer deed until the certificate of the transferred share is attached to it together with any other evidence which the Board of Directors shall require as proof the transferor's right to transfer the share and payment of the transfer fee to be determined by the Board of Directors. Registered transfer deeds shall remain with the Company, but any transfer deed, which the Board of Directors refused to register, shall be returned to the transferor upon demand.

19. RECORD DATE FOR GENERAL MEETINGS

     Notwithstanding any provision to the contrary in these Articles, for the determination of the holders entitled to receive notice of and to participate in and vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, or to exercise any rights in respect of shares of the Company (other than with respect to distribution of dividends as detailed in Article Illegible below), the Board of Directors may

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              Saifun Semiconductors Ltd. - Articles of Association

fix, in advance, a record date, which, subject to and except as otherwise permitted by any applicable law, shall not be earlier than sixty (60) days prior to the General Meeting or other action, as the case may be, nor later than four
(4) days prior to the General Meeting or other action, as the case may be. No persons other than holders of record of Ordinary Shares as of such record date shall be entitled to notice of and to participate in and vote at such General Meeting, or to exercise such other right, as the case may be. A determination of holders of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

20. RECORD DATE FOR DISTRIBUTION OF DIVIDENDS

     (a) Subject to the applicable law, the shareholder entitled to receive payment of any dividend or other distribution or allotment of any rights, shall be the shareholder on the date upon which it was resolved to distribute the dividends or at such later date as shall be provided in the resolution in question.

     (b) The transfer of shares shall not entitle the transferee to a dividend or any other monies payable by the Company on account of ownership of shares that was agreed upon after said transfer, but before its registration with the Company, as required by these Articles and any applicable law.

                             TRANSMISSION OF SHARES

21. DECEDENTS' SHARES

     (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article Illegible Illegible have been effectively invoked. In case of a share registered in the names of two or more holders, each holder thereof shall be entitled to transfer their rights in such share(s).

     (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a holder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22. RECEIVERS AND LIQUIDATORS

     (a) The Company may recognize the receiver or liquidator of any corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder.

     (b) The receiver or liquidator of a corporate shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

              Saifun Semiconductors Ltd. - Articles of Association

                              BUSINESS COMBINATIONS

23. BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

     (a) Notwithstanding any other provision of these Articles and subject to the provisions of any applicable law, the Company shall not engage in any Business Combination (as defined below) with any Interested Shareholder (as defined below) for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

          (i) prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or

          (ii) upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 75% of the Voting Shares (as defined below) of the Company outstanding at the time the transaction commenced.

     (b) As used in this Article only, the term:

          (i) "AFFILIATE" means a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.

          (ii) "ASSOCIATE" when used to indicate a relationship with any Person, means (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Share, (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

          (iii) "BUSINESS COMBINATION" when used in reference to the Company and any Interested Shareholder of the Company, means:

               A. any merger or consolidation of the Company or any direct or indirect majority owned subsidiary of the Company with (1) an Interested Shareholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by an Interested Shareholder and as a result of such merger or consolidation subsection Illegible of this Article is not applicable to the surviving entity;

               B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority owned subsidiary of the Company, which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the outstanding shares of the Company;

               C. any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for or convertible

              Saifun Semiconductors Ltd. - Articles of Association

into shares of the Company or any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary, which security is distributed pro-rata to all holders of shares of the Company subsequent to the time the Interested Shareholder became such; (3) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (4) any issuance or transfer of shares by the Company; provided, that in no case under (2)-(4) above shall there be an increase in the Interested Shareholder's proportionate share of the shares or of the voting shares of the Company;

               D. any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect directly or indirectly of increasing the proportionate share of the shares of any class or series or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the Interested Shareholder except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

               E. any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such company), of any loans, advances, guarantees, pledges or any other financial benefits (other than those expressly permitted in subparagraphs Illegible Illegible above) provided by or through the Company or any direct or indirect majority owned subsidiary.

          (iv) "CONTROL" including the term "Controlling", "Controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Shares, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Shares in good faith and not for the purpose of circumventing this Article as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (v) "INTERESTED SHAREHOLDER" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that is the Owner of fifteen percent (15%) or more of the outstanding Voting Shares of the Company. Notwithstanding the foregoing, the term Interested Shareholder shall not include any Person whose ownership of outstanding Voting Shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Shareholder, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph Illegible of this subsection but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


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              Saifun Semiconductors Ltd. - Articles of Association

          (vi) "PERSON" means any individual, corporation, partnership, unincorporated association or other entity.

          (vii) "SHARE" means with respect to any corporation shares of its capital and with respect to any other entity any equity interest.

          (viii) "VOTING SHARES" means with respect to any corporation Shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

          (ix) "OWNER" including the terms "own" and "owned", when used with respect to any Share, means a Person that individually or with or through any of its Affiliates or Associates:

               A. beneficially owns such share, directly or indirectly: or

               B. has (1) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise; provided however, that a Person shall not be deemed the owner of share tendered pursuant to a tender or exchange; or
(2) the right to vote such share pursuant to any agreement, arrangement or understanding; provided however, that a person shall not be deemed the owner of any share because of such person's right to vote such share if the agreement, arrangement, or understanding to vote such share arises solely from a recoverable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons: or

               C. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause Illegible of this paragraph) or disposing of such Share with any other Person that beneficially owns or whose Affiliates or Associates beneficially own, directly or indirectly, such share.

          (c) Any change to this Article Illegible shall only be carried out by a resolution of the shareholders of the Company, adopted by the holders of securities representing at least 2/3 (two thirds) of the voting securities of the Company then outstanding.

                                GENERAL MEETINGS

24. ANNUAL GENERAL MEETING

     An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place as may be determined by the Board of Directors.

25. SPECIAL MEETINGS

     All General Meetings other than Annual General Meetings shall be called "SPECIAL GENERAL MEETINGS". The Board of Directors may, whenever it deems fit, convene a Special General Meeting at such time and place as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63(b)(1) or (2) and 63(c) of the Companies Law.

26. NOTICE OF GENERAL MEETINGS


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              Saifun Semiconductors Ltd. - Articles of Association

     (a) The Company is not required to give notice under Section 69 of the Companies Law.

     (b) Subject to these Articles and to the applicable law and regulations, including the applicable laws and regulations of any stock market or over-the-counter market on which the Company's shares are listed, the Company shall deliver a written notice to all holders of record of voting shares of the Company not less than twenty-one (21) days prior to any General Meeting.

     (c) The notice mentioned in Article Illegible Illegible hereinabove shall include the type of General Meeting to be held, the place of convening and date thereof, what issues are on the agenda, summary of the proposed resolutions, the majority required to adopt said resolutions and the record date for establishing the entitlement of shareholders to vote in the aforementioned General Meeting, subject to the provisions of Section 182 of the Companies Law. If a deferred General Meeting has been scheduled to a later date than specified in Section 78(b) of the Companies Law (i.e. more than seven (7) days), such date shall be specified in said notice. The notice shall also include the telephone number and registered address of the Company.

                         PROCEEDINGS AT GENERAL MEETINGS

27. QUORUM

     (a) Two or more shareholders (not in default in payment of any sum referred to in Article Illegible hereof), present in person or by proxy and holding shares conferring in the aggregate at least one third (33.3%) of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the resolution is voted upon.

     (b) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved, but shall stand adjourned to the same day at the same time the following week (the "DEFERRED GENERAL MEETING"), and the Company shall not be obligated to give notice to the shareholders of the Deferred General Meeting, or to a later date, if so specified in the notice of the General Meeting. In the Deferred General Meeting, all matters for which the General Meeting was summoned shall be discussed, provided at least two shareholders (not in default in payment of any sum referred to in Article Illegible hereof), present in person or by proxy who hold shares conferring in the aggregate at least twenty percent (20%) of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company). If within half an hour of the time appointed for the Deferred General Meeting, such required quorum is not present, the Deferred General Meeting shall be convened, provided at least two shareholders (not in default in payment of any sum referred to in Article Illegible hereof), present in person or by proxy
(subject to rules and regulations, if any, applicable to the Company).

     (c) If the General Meeting was convened in accordance with Section 63 of the Companies Law, the Deferred General Meeting will only convene if at least no less than the number of shareholders required to convene a General Meeting under
Section 63 of the Companies Law, were present (i.e. one or more shareholders holding at least five (5) percent of the outstanding capital of the Company and at least one (1) percent of the voting rights in the Company, or one or more shareholders holding at least five (5) percent of the voting rights of the Company).


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              Saifun Semiconductors Ltd. - Articles of Association

     (d) The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) of the Companies Law.

28. CHAIRMAN

     The Chairman, if any, of the Board of Directors shall preside as chairman at every General Meeting of the Company, or any other person appointed by the Board of Directors for such purpose. If there is no such chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairman, the holders of Ordinary Shares present shall choose someone of the shareholders present to be chairman. The office of chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such chairman to vote as a holder of Ordinary Shares or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

29. ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

     (a) An Ordinary Resolution of the shareholders of the Company with respect to all matters (unless otherwise specified in these Articles or as otherwise required by any applicable law) shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

     (b) An Ordinary Resolution approving a merger (as defined in the Companies
Law) of the Company shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

     (c) Every question submitted to a General Meeting shall be decided by a written ballot.

     (d) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

30. POWER TO ADJOURN

     (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

     (b) It shall not be necessary to give any notice of an adjournment, whether pursuant to Article Illegible or Illegible or Article Illegible, unless the meeting is adjourned for twenty one (21) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

31. VOTING POWER

     Subject to the provisions of Article Illegible and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every holder of Ordinary Shares shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means.


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              Saifun Semiconductors Ltd. - Articles of Association

32. VOTING RIGHTS

     (a) No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.

     (b) A company or other corporate body being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such holder all the power, which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

     (c) Any shareholder entitled to vote may vote either personally or by proxy (who need not be a holder of the Company), or, if the holder is a company or other corporate body, by a representative authorized pursuant to Article Illegible Illegible.

     (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Registry of Shareholders.

     (e) Minors and legally incompetent persons shall only be allowed to vote through their legal guardian, and any such guardian may vote as a proxy.

                              LIMITATIONS ON VOTING

33. EXCEPTIONAL HOLDINGS

     (a) Definitions:

          (i) "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such replacement statute.

          (ii) "CONTROLLED SHARES" means, in reference to any person, all Company's shares ("SHARES") that such person owns or is deemed to own directly, indirectly (within the meaning of Section 958(a)(2) of the Code) or constructively (within the meaning of Section 958(b) of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code).

          (iii) "EXCEPTIONAL HOLDINGS" shall mean Shares held by a shareholder of the Company ("SHAREHOLDER") and treated as Controlled Shares of a Tentative 9.9% U.S. Shareholder (to the extent such holder exists) which should be excluded such that the Controlled Shares of the Tentative 9.9% U.S. Shareholder will constitute less than 9.9% of the voting power of all issued and outstanding Shares, except that if the Tentative 9.9% U.S. Shareholder is the Permitted U.S. Shareholder then "Exceptional Holdings" shall mean Shares held by a Shareholder and treated as Controlled Shares of that Permitted U.S. Shareholder which should be excluded such that the Controlled Shares of the Permitted U.S. Shareholder will constitute no more than 49.9% of the voting power of all issued and outstanding Shares. In applying the previous sentence where Shares held by more than one


                                       15
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              Saifun Semiconductors Ltd. - Articles of Association

Shareholder are treated as Controlled Shares of such Tentative 9.9% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective holdings in the Company; provided that, in the event of a tie, the reduction shall apply pro rata to the Shareholders.

          (iv) "PERMITTED U.S. SHAREHOLDER" means the U.S. Person, among all U.S. Persons, the aggregate Controlled Shares of which (whether owned or deemed to be owned directly, indirectly (within the meaning of Section 958(a)(2) of the Code) or constructively (within the meaning of Section 958(b) of the Code and Treasury Regulations promulgated thereunder and under Section 957 of the Code)) constitute as of ________, 2005 [date of Articles adoption to be inserted] the greatest percentage of the total voting power of all issued and outstanding Shares of the Company.

          (v) "TENTATIVE 9.9% U.S. SHAREHOLDER" means a U.S. Person that, but for adjustments to the voting rights of Shares pursuant to this Article, would be a 9.9% U.S. Shareholder.

          (vi) "U.S. PERSON" means a "United States person" as defined in
Section 957(c) of the Code.

          (vii) "9.9% U.S. SHAREHOLDER" means a U.S. Person the Controlled Shares of which constitute nine point nine percent (9.9%) or more of the voting power of all issued and outstanding Shares of the Company and that would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.9%.

     (b) Exceptional Holdings, shall not entitle the holder to any rights in respect to such holdings, and such holdings shall be considered "Dormant Shares" within the meaning of Section 308 of the Companies Law, except, however, that the holder of such Shares shall be entitled to receive dividends and other distributions to shareholders (including the right to participate in a rights offering). Therefore, any action taken or claim made on the basis of a right deriving from an Exceptional Holdings shall have no effect, except for the receipt of dividends or other distribution as stated above.

     Without derogating from the above:

          (i) No Director shall be appointed, elected or removed on the basis of Exceptional Holdings. In the event a Director is appointed, elected or removed from his position as a Director as set forth above, such appointment, election or removal shall have no effect.

          (ii) Exceptional Holdings shall have no voting rights at a General Meeting of the Company.

     (c) The Board of Directors of the Company shall instruct its outside auditors or shall retain the services of an internationally recognized accounting firm in order to assist the Company in determining the existence of any Exceptional Holdings in accordance with the provisions of this Article Illegible. The Board of Directors shall have the authority to request from any shareholder such information as the Board of Directors may reasonable require for the purpose of determining the existence of any Exceptional Holdings and, in the event that such shareholder fails to respond to such request, or submits incomplete or inaccurate information in response to such request, the Board of Directors in its sole and absolute discretion may determine, subject to the provisions of any applicable


                                       16
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              Saifun Semiconductors Ltd. - Articles of Association

law, that such shareholder's shares shall be considered "Dormant Shares" within the meaning of Section 308 of the Companies Law, except, however, that the holder of such Shares shall be entitled to receive dividends and other distributions to shareholders (including the right to participate in a rights offering) until the otherwise determined by the Board of Directors in its sole and absolute discretion.

                                     PROXIES

34. INSTRUMENT OF APPOINTMENT

     (a) The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

     "I _____________________________ of _______________________________________
              (Name of Shareholder)            (Address of Shareholder)

     being a shareholder of ___________________________ hereby appoint
                               (Name of the Company)

     ________________________________ of _______________________________________
               (Name of Proxy)                     (Address of Proxy)

     as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, 20__ and at any adjournment(s) thereof.

          Signed this ______ day of ____________, 20__.


                                        ----------------------------------------
                                        (Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

     (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business, or at the office of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than twenty four (24) hours before the time fixed for the meeting, at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

     (c) Any shareholder who holds more than one share, shall be entitled to appoint more than one proxy, subject to the provisions hereunder:

          (i) The proxy will include the class and number of shares on account of which it was issued;

          (ii) If the total number of shares of a certain class, specified in all proxies issued on the same occasion by the same shareholder, exceeds the total number of shares of that class held by that shareholder, all proxies issued by the same shareholder shall be void, without derogating from the validity of the vote on account of the shares held by said shareholder.


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              Saifun Semiconductors Ltd. - Articles of Association

          (iii) If the total number of shares of a certain class, specified in all proxies issued by the same shareholder on different occasions, exceeds the total number of shares of that class held by that shareholder (the exceeding portion shall be referred to as the "EXTRA SHARES"), then the proxy of the latest date, shall not be eligible to vote on behalf of the shareholder on account of the Extra Shares.

35. EFFECT OF DEATH OF APPOINTOR OR REVOCATION OF APPOINTMENT

     A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing holder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing holder, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

                               BOARD OF DIRECTORS

36. POWERS OF BOARD OF DIRECTORS

     (a) General. The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in a General Meeting. The authority conferred on the Board of Directors by this Article Illegible shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

     (b) Borrowing Power. The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

     (c) Reserves. The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time deem fit.

37. EXERCISE OF POWERS OF DIRECTORS

     (a) A meeting of the Board of Directors at which a quorum, as defined in
Article Illegible herein, is present shall be competent to exercise all the

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              Saifun Semiconductors Ltd. - Articles of Association

authorities, powers and discretions vested in or exercisable by the Board of Directors.

     (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the directors present when such resolution is put to a vote and voting thereon whether in person or by using a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. In the event of a tie-vote, the Chairman of the Board of Directors shall not have casting vote on such matter, and the proposed resolution shall be rejected.

     (c) A resolution in writing signed by all directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board of Directors) or to which all such directors have given their consent (by letter, telegram, telex, facsimile or otherwise), shall be deemed to have been adopted by a meeting of the Board of Directors duly convened and held.

     (d) A resolution without convening may be adopted by the Board of Directors, provided, however, that all directors then in office and lawfully entitled to vote thereon have given their consent not to convene for such resolution. If a resolution without convening, as aforementioned, had been adopted, the Chairman of the Board of Directors shall provide and sign a written minute of the resolutions adopted, including the resolution not to convene.

38. DELEGATION OF POWERS

     (a) Committees of the Board of Directors

          (i) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to a committee consisting of two or more members, all of which must be Directors unless otherwise determined by the Board of Directors in accordance with the provisions of the Companies Law ("COMMITTEES OF THE BOARD OF DIRECTORS"), and it may from time to time revoke such delegation or alter the composition of any such committee.

          (ii) The membership of each Committee of the Board of Directors shall comply with the requirements of the Companies Law.

          (iii) The Board of Directors, upon delegation of any of all of its powers to a Committee of the Board of Directors, shall determine whether such delegation would afford the Committee of the Board of Directors with the same authorities of the Board of Directors to the extent that any resolution by the Committee of the Board of Directors shall be binding as if it was adopted by the Board of Directors, or whether the resolution of the Committee of the Board of Directors shall serve merely as a recommendation, subject to the approval of the Board of Directors, provided, however, that the Board of Directors shall not delegate, other than for recommendation purposes, any authority regarding the matters listed under Section 112 of the Companies Law, and in accordance therewith.

          (iv) A Committee of the Board of Directors shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

     (b) Without derogating from the provisions of Article Illegible.

              Saifun Semiconductors Ltd. - Articles of Association

Illegible, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may deem fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

     (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may deem fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

39. NUMBER OF DIRECTORS

     Until otherwise determined by a Special Resolution of the Company's shareholders, and as so determined, the Board of Directors shall consist of not less than four (4) nor more than nine (9) Directors ("BOARD SIZE"), two of whom shall be External Directors (as such term is defined in the Companies Law). Subject to the preceding sentence and to any applicable law, the Board of Directors shall, by a resolution approved by the majority of the directors then in office, set the number of directors of the Board of Directors (within the Board Size). The approval of the majority of the directors then in office shall be required for any change in the number of directors of the Board of Directors within the Board Size.

40. ELECTION AND REMOVAL OF DIRECTORS

     (a) If at any time, the Company shall be required to appoint independent or external Directors such as a public Director or Directors of any other type as may be required by law, including the External Directors required under the Companies Law (collectively, the "OUTSIDE DIRECTORS"), such Directors shall serve on the Board according to the number required by law. Outside Directors will be appointed and removed pursuant to and shall be governed by the relevant provisions of the law which applies to such Outside Directors.

     (b) The members of the Board of Directors shall be called Directors, and other than Outside Directors (who will be chosen and appointed, and whose term will expire, in accordance with applicable law) they shall be appointed in accordance with the provisions of this Article.

     (c) Subject to the provisions of Article Illegible Illegible, the members of the Board of Directors of the Company shall be elected by the General Meeting by a vote of the holders of the majority of the voting power represented at such meeting in person or by proxy, according to the following conditions:

          (i) The Directors of the Company (other than the Outside Directors) shall be divided into three classes, designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

               The above-described term of office of the Class I Directors shall expire at the first Annual General Meeting ensuing next after the division into Classes; the above-

              Saifun Semiconductors Ltd. - Articles of Association

described term of office of the Class I Directors shall expire at the first Annual General Meeting ensuing next after the division into Classes; the above-described term of office of the Class II Directors shall expire at the second Annual General Meeting ensuing after the division into Classes; and the above-described term of office of the Class III Directors shall expire at the third Annual General Meeting ensuing after the division into Classes.

          (ii) At each Annual General Meeting, election or re-election of Directors following the expiration of the term of office of the Directors of a certain Class, will be for a term of office that expires on the third Annual General Meeting following such election or re-election, such that from 2006 and forward (inclusive), each year the term of office of only one Class of Directors will expire. A Director shall hold office until the Annual General Meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject to Article Illegible below.

          (iii) Upon a change in the number of Directors, in accordance with the provisions of these Articles, any increase or decrease shall be apportioned among the Classes so as to maintain the number of Directors in each Class as nearly equal as possible, save that in the case that the number of Directors constituting the entire Board of Directors is not divisible into three, the number of Directors exceeding the division into three shall be placed into Class
III. The removal of any Director, other than in accordance with Article Illegible below, shall only be carried out by a Special Resolution.

          (iv) Any change to this Article Illegible shall only be carried out by a resolution of the shareholders of the Company, adopted by the holders of securities representing at least 2/3 (two thirds) of the voting securities of the Company then outstanding..

     (d) Directors whose class is up for election will be elected by the Annual General Meeting and hold office until the Annual General Meeting held in the third year following the year of their election and until their successors have been duly elected and qualified.

     (e) Subject to applicable law, any Director whose term of service as Director has expired, shall be eligible for reappointment as Director. Candidates for directorships to be elected by the Annual General Meeting shall be nominated either by the Board of Directors or by a Committee of the Board of Directors authorized by the Board of Directors subject to the provisions of the Companies Law.

     (f) Any Director shall assume their position as Director on the date of their election to the Board of Directors, unless a later date has been designated in the resolution appointing such Director.

41. If, when an External Director is being appointed, all members of the Board of Directors of the Company are of one gender, then the External Director appointed shall be of the other gender.

42.  CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

     (a) Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors by the Directors (in accordance with the provisions of Article Illegible), may be filled by a vote of a simple majority of the Directors then in office, even if less than quorum, provided that the total number of directors shall not exceed the Board Size. A Director elected to fill a vacancy shall be elected to hold office until the next Annual General Meeting, and may be removed from the Board of Directors by a vote of simple majority of the Directors then in office before such Annual General Meeting has convened.


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              Saifun Semiconductors Ltd. - Articles of Association

     (b) If the position of one or more Directors is vacated, the continuing Directors shall be entitled to act in every matter so long as their number is not less than the statutory minimum number required at the time. If, at any time, their number decreases below said statutory minimum number, they will not be entitled to act except in an emergency, and they may fill vacant positions on the Board of Directors pursuant to Article Illegible Illegible herein or call a General Meeting of the Company for the purpose of electing Directors to fill any vacancies.

43.  VACATION OF OFFICE

     (a) The office of a Director shall be vacated, ipso facto, in accordance with the provision of the Companies Law, and upon the occurrence of any of the following: (i) such Director's death, (ii) such Director becomes legally incompetent, (iii) if such Director is an individual, such Director is declared bankrupt, (iv) if such Director is a corporate entity, upon its winding-up, liquidation, whether voluntary or involuntary.

     (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

44.  COMPENSATION OF DIRECTORS

     The remuneration of the Directors shall, from time to time, be determined by the Company, subject to the provisions of the Companies Law. External Directors are entitled to remuneration and refund of expenses as determined in the Companies Law and in the Companies Regulations (Rules of Remuneration and Refund for External Directors), 2000 as amended.

45.  CONFLICT OF INTERESTS

     Subject to the provisions any applicable law and/or regulation, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

46.  MEETINGS

     (a) The Board of Directors may meet and adjourn its meetings according to the Company's needs but at least once in every three (3) months, and otherwise regulate such meetings and proceedings as the Directors think fit.

     (b) Notice of meeting of the Board of Directors shall be sent to each Director at the last address that the Director provided to the Company, or via telephone, facsimile or email message, provided, however, that such notice shall specify the place and time where the meeting shall take place, as well as a reasonable account of the Agenda to be discussed at such meeting.

     (c) Any Director may at any time, and the Secretary, upon the request of such Director, shall convene a meeting of the Board of Directors, but not less than seventy-two (72) hours' notice (oral or written) shall be given of any meeting so convened. The failure to give notice to a Director in the manner required hereby may be waived by such Director.


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              Saifun Semiconductors Ltd. - Articles of Association

     (d) The Chairman of the Board of Directors may convene a meeting of the Board of Directors at any time they so choose, and must convene such a meeting in accordance with the provisions of Section 98 of the Companies Law.

     (e) Anything to the contrary notwithstanding, the Board of Directors may convene without any prior notice, contingent upon the approval thereon of all members of the Board of Directors.

47.  QUORUM

     (a) Until otherwise decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person, or by conference call or similar communications equipment (by means of which all persons participating in the meeting can hear each other at the same time) of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Board of Directors), but shall not be less then two (2).

     (b) If within half an hour from the time appointed for the meeting, a quorum is not present, the Board of Director's meeting shall stand adjourned to the same day in the next week, at the same time and place (or within a shorter period of at least three (3) days if the Chairman of the Board of Directors shall determine in good faith that the urgency of the matter for which such meeting was convened can not sustain a week's delay). The requisite quorum at an adjourned meeting of the Board of Directors shall be those Directors who are present thereat. At an adjourned meeting of the Board of Directors the only business to be considered shall be those matters which might have been lawfully considered at the meeting of the Board of Directors originally called if a requisite quorum had been present.

48.  CHAIRMAN OF THE BOARD OF DIRECTORS

     The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

49.  VALIDITY OF ACTS DESPITE DEFECTS

     Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

                                 GENERAL MANAGER

50.  GENERAL MANAGER

     Subject to applicable law, the Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, President, Chief Executive Officer, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem


                                       23
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              Saifun Semiconductors Ltd. - Articles of Association

fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time subject to applicable law, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                     MINUTES

51.  MINUTES

     (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

     (b) Any minutes as aforesaid, if purporting to be signed (i) by the chairman of the meeting or by the chairman of the next succeeding meeting with respect to a General Meeting; and (ii) by the Director who conducted the meeting of the Board of Director, shall constitute prima facie evidence of the matters recorded therein.

                                    DIVIDENDS

52.  DECLARATION AND PAYMENT OF DIVIDENDS

     (a) Subject to the Companies Law, the Board of Directors may from time to time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company. Subject to the Companies Law, the Board of Directors shall determine the time for payment of such dividends, and the record date for determining the shareholders entitled thereto.

     (b) The Board of Directors may deduct from any dividend or other moneys payable to any shareholder, whether said shareholder is the sole holder of the shares or a joint holder, in respect of a share any and all sums of money then payable by them, whether separately or jointly, to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever. The Board of Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or toward the satisfaction of the debts, liabilities or engagement in respect of which the lien exists.

53.  AMOUNT PAYABLE BY WAY OF DIVIDENDS

     (a) Any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to the outstanding capital par value, on account of their respective holdings of the shares in respect of which such dividend is being paid, without taking into consideration any premium that was paid with regard to such shares.

     (b) Shares which are fully paid up or which are credited as fully or partially paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion of the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

54.  INTEREST

     No dividend shall carry interest as against the Company.

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              Saifun Semiconductors Ltd. - Articles of Association

55.  UNCLAIMED DIVIDENDS

     All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

56.  PAYMENT IN SPECIE

     Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

57.  CAPITALIZATION OF PROFITS, RESERVES ETC.

     Upon the resolution of the Board of Directors, the Company -

     (a) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

     (b) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

58.  IMPLEMENTATION OF POWERS UNDER ARTICLES Illegible AND Illegible

     For the purpose of giving full effect to any resolution under Articles Illegible or Illegible, and without derogating from the provisions of Article Illegible hereof, and subject to applicable law, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in "Nosei Misra" in the Companies Law.

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              Saifun Semiconductors Ltd. - Articles of Association

trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

                                OUTSIDE AUDITORS

59.  AUDITORS

     The outside auditor(s) of the Company shall be appointed by resolution of the Company's shareholders at the General Meeting and shall serve until its/their re-election, removal or replacement by subsequent resolution. The authorities, rights and duties of the outside auditor(s) of the Company, shall be regulated by the applicable law, provided, however, the Board of Directors shall have the power and authority to fix the remuneration of the auditor(s).

                                INTERNAL AUDITOR

60. In accordance with Section 148 of the Companies Law, the organizational appointee in charged over the internal auditor of the Company shall be the Chief Executive Officer of the Company.

61. The Company's internal auditor shall submit to the Company's Audit Committee for its approval, his annual and/or periodical working plan, in accordance with the provisions of Section 149 of the Companies Law.

                                BRANCH REGISTERS

62.  BRANCH REGISTERS

     Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                       RIGHTS OF SIGNATURE, STAMP AND SEAL

63.  RIGHTS OF SIGNATURE, STAMP AND SEAL

     The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

                                     NOTICES

64.  NOTICES

     (a) A notice to a shareholder may be served on each shareholder individually or by hand or by post to the registered address of such shareholders. A notice served on a shareholder not sent by post but left at the shareholder's address as appearing in the Registry of Shareholders, shall be deemed duly served on the third day following the day when the envelope containing it was dispatched. Any notice or other document shall be deemed to have

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              Saifun Semiconductors Ltd. - Articles of Association

been served forty-eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than forty-eight hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder. Notice sent by telegram, telex, facsimile or electronic mail shall be deemed to have been served when actually received by the addressee, and it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article Illegible Illegible. A declaration in writing of person authorized therefore by the Company or an authorized person from the Company's designated U.S. transfer agent stating that a notice was mailed to a shareholder shall suffice as evidence of the same for the purposes of this Article.

     (b) All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Registry of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

     (c) Any shareholder whose address is not described in the Registry of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

     (d) Notwithstanding anything to the contrary herein, notice by the Company which is published in one (1) daily newspapers of general circulation in the State of Israel and one (1) daily newspapers of general circulation in the City of New York, if at all, shall be deemed to have been duly given to any shareholder whose address as registered in the Registry of Shareholders is located in the State of Israel. The mailing or publication date and the date of the meeting shall be counted as part of the days comprising any notice period.

     (e) Notwithstanding anything to the contrary contained herein and subject to the provisions of the Companies Law, notice to a shareholder may be served, as general notice to all shareholders, in accordance with applicable rules and regulations of any stock exchange in which the Company's shares are listed.

     (f) Subject to applicable law, any shareholder, director or any other person entitled to receive notice in accordance with these Articles or law, may waive notice, in advance or retroactively, in a particular case or type of cases or generally, and if so, notice will be deemed as having been duly served, and all proceedings or actions for which the notice was required will be deemed valid.

     (g) The accidental omission to give notice of a meeting to any shareholder or the non-receipt of notice by any shareholder entitled to receive notice shall not invalidate the proceedings at any meeting or any resolution(s) adopted by such a meeting.

     (h) Notwithstanding the foregoing and subject to any applicable law, in cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day of delivery shall be deemed to be the date on which notice is given.

                             INSURANCE AND INDEMNITY

65.  INDEMNITY AND INSURANCE

     (a) For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as

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              Saifun Semiconductors Ltd. - Articles of Association

     (b) Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

          (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

          (ii) reasonable litigation expenses, including attorneys' fees, expended by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offence that does not require proof of criminal intent.

          (iii) reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

     The Company may undertake to indemnify an Office Holder as aforesaid, (a) prospectively, provided that a prospective undertaking under Article Illegible Illegible Illegible is limited to events which in the opinion of the Board of Directors can be foreseen based on the Company's activities when the undertaking to indemnify is given, and to an amount or criteria determined by the Board of Directors as reasonable under the circumstances and such undertaking under
Article Illegible Illegible Illegible shall detail the abovementioned events and amount or criteria, and (b) retroactively.

     (c) Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

          (i) A breach of his duty of care to the Company or to another person;

          (ii) A breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company; or

          (iii) A financial obligation imposed on him in favor of another person.

     (d) The provisions of Articles Illegible Illegible and Illegible Illegible above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or

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              Saifun Semiconductors Ltd. - Articles of Association

indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

     (e) Subject to the provisions of the Companies Law, the Company hereby releases, in advance, its Office Holders from liability to the Company for damages which arise from breach of such Office Holder's duty of care to the Company (as such term is defined under the Companies Law) other than with respect to liability arising out of prohibited dividend or distribution to shareholders.

     (f) In accordance with the Companies Law, Article Illegible shall not apply to (i) breach of the Office Holder's fiduciary duty, other than with respect to indemnification and insurance as mentioned in Article Illegible Illegible Illegible, (ii) a breach of the Office Holder's duty of care for the Company that was done intentionally or recklessly, other than a breach arising out of negligent conduct of the Office Holder; (iii) any act on behalf of the Office Holder that was intended to gain unlawful personal benefit, and (iv) any kind of fine that the Office Holder was made to pay.

                                   WINDING UP

66.  WINDING UP

     In the case of dissolution of the Company, either voluntary or involuntary, unless otherwise expressed in these Articles or in a share certificate - the following shall apply:

     (a) The liquidator of the Company shall use all assets of the Company for the payment of the Company's debts (the assets of the Company after the payment of the Company's debts shall henceforth be referred to as the "REMAINING ASSETS").

     (b) Subject to any special rights assigned to shares, the liquidator shall divide the remaining assets between the shareholders of the Company, in proportion to the nominal value of their respective holding of the shares in respect of which such distribution is being made (pro rata).

     (c) Upon the approval of the Company in a General Meeting, the liquidator may divide the remaining assets, some or all, between the shareholders of the Company, as well as transfer any of the remaining assets to be kept by a trustee for the benefit of the shareholders of the Company, as the liquidator may deem fit.